Exhibit 10.20

                          NON-BINDING LETTER OF INTENT

      The parties hereto desire to enter into this letter of intent, which is not binding on either party hereto, is dated this 10th day of January, 2004, and is between TZ Mediacl Inc., on the one hand, and Recom Managed Systems, Inc., on the other hand.

      WHEREAS Recom Managed Systems, Inc. is a life sciences company in the business of utilizing its patented and proprietary technologies in order to develop devices that monitor signals from the human body. TZ Medical Inc. -which is in the medical supply business - owns an FDA approved one lead medical device know as Cardio Sentry. Cardio Sentry is available for prescription use (called Cardio Sentry RX) and it is also available for over the counter use (called OTC Cardio Sentry). Both devices have FDA Approval.

      WHEREAS, the parties have reached a non-binding understanding whereby Recom shall purchase all right, title and interest in and to the OTC Cardio Sentry device, as well as purchasing an exclusive license in or to the Cardio Sentry RX device.

NOW, THEREFORE, the parties agree:

      1. Recom shall purchase the OTC Cardio Sentry device and all writings associated therewith.

      2. Recom shall purchase an exclusive license for the Cardio Senrty RX device and all writings associated therewith.

      3. Recom shall pay approximately 500,000 shares of its restricted common stock out of its treasury for the purchase, in a manner that is tax advantageous to TZ Medical as may be identified and structured by the professionals for TZ Medical and Recom.

      4. The parties shall work in good faith for an additional arrangement whereby Recom shall utilize TZ's manufacturing facilities and monitoring centers not only for the Cardio Sentry devices, but along all Recom's business lines.

      WHEREFORE, the parties have signed this non-binding letter of intent to outline their general agreements and to now pave the way for final documentation and due diligence necessary to close the transactions by February 1, 2004.

TZ Medical Inc.                         Recom Managed Systems, Inc.


By: /s/ Byron G. Zahler                 By: /s/ Marvin Fink
   --------------------------------        -------------------------------------
Name: Byron G. Zahler                   Name: Marvin Fink
Its:  Secretary                         Its: Secretary
Address: 7272 SW Durham Road            Address: 4705 Laurel Canyon Blvd.
         Suite 800                               Suite 203
         Portland, OR 97224                      Studio City, CA 91607
Phone Number: (503) 639-0282            Phone Number: (818) 432-4560
E Mail: BZ@TZ Medical.com               E Mail: mfink@recom-systems.com